Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated April 8, 2025, relating to Common Stock, $0.001 par value per share, of RxSight, Inc. shall be filed on behalf of the undersigned.

DIVISADERO STREET CAPITAL MANAGEMENT, LP By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager

WILLIAM ZOLEZZI By: /s/ William Zolezzi

DIVISADERO STREET PARTNERS, L.P. By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager

DIVISADERO STREET PARTNERS GP, LLC By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager

DIVISADERO STREET CAPITAL, LLC By: /s/ William Zolezzi
Name: William Zolezzi
Title: Manager